Exhibit 10.1
SECOND AMENDMENT TO LEASE AGREEMENT
BETWEEN JOSEPH V. FISHER, LLC (“LESSOR”) AND AMICAS, INC. f/k/a
VITALWORKS, INC. f/k/a INFOCURE CORPORATION (“LESSEE”)
     THIS SECOND AMENDMENT TO LEASE AGREEMENT (“Second Amendment”), dated this 27th day of February, 2009, by and among JOSEPH V. FISHER, LLC, a Florida Limited Liability Corporation, manager of the Premises by assignment from the Owners, Joseph V. Fisher and Laverne B. Fisher, jointly and severally (such owners and managers are hereinafter collectively referred to as the “Lessor” and AMICAS, Inc., f/k/a Vital Works Inc., f/k/a InfoCure Corporation, a Delaware corporation, (the “Lessee”) (collectively the “Parties”).
WITNESSETH:
     WHEREAS, the parties entered into a Lease Agreement dated March 13, 2001 (the “Lease”); which Lease was amended by Addendum to Lease Agreement dated March 5, 2008 (“First Amendment”) for the premises known as 325 Bill France Blvd., Daytona Beach, Florida consisting of approximately 35,655 square feet (“Premises”), and
     WHEREAS, Lessee hereby exercises its second option to extend the Lease, as amended, under the following terms and conditions (“Second Option”).
     NOW THEREFORE, the Parties agree as follows:
     1. SECOND OPTION TERM: The Parties hereto agree that the term of the second option to the Lease, as amended, shall be three (3) years commencing May 1, 2009 and terminating on April 30, 2012 (“Termination Date”).
     2. RENT: The annual base rent for the first year of the second option term shall be Three Hundred Six Thousand Dollars ($306,000) payable in equal monthly installments of Twenty Five Thousand Five Hundred Dollars ($25,500)
          The annual base rent for the second year of the second option term shall be Three Hundred Eighteen Thousand Dollars ($318,000) payable in equal monthly installments of Twenty Six Thousand Five Hundred Dollars ($26,500).
          The annual base rent for the third year of the second option term shall be Three Hundred and Twenty Four Thousand Dollars ($324,000) payable in equal monthly installments of Twenty Seven Thousand Dollars ($27,000).
     3. All the other terms and conditions of said Lease shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment to the Lease on the day and year first written above.

LESSEE:	LESSOR:
AMICAS, Inc.	JOSEPH V. FISHER, LLC

BY: /s/ Kevin Burns	/s/ Joseph V. Fisher

Its: Senior Vice President & CFO	Joseph V. Fisher, Managing Member

RENEWAL AMICAS TWO 22009